                                                                   Exhibit 10.31

                              SEVERANCE AGREEMENT


         THIS AGREEMENT dated as of August 21, 2000, is made by and between ViroPharma Incorporated (the "Company"), and Michel de Rosen (the "Executive").

         WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change of Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Board also recognizes that by commencing service with the Company as Chief Executive Officer, Executive has foregone other significant opportunities and should be protected against the possibility of his involuntary termination of employment without cause or a constructive termination of his employment; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control or other termination of employment;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, this Company and the Executive hereby agree as follows:

1. Defined Terms. Unless sooner defined below, the definition of capitalized terms used in this Agreement is provided in the last Section hereof.

2.   Severance Payments.

     2.1 Provided that Executive has signed the Release attached hereto as Exhibit A (the "Release"), the Company shall pay the Executive the payments described in this Section 2.1 (the "Severance Payments") upon the termination of the Executive's employment, unless such termination is: (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason. Notwithstanding the foregoing, the Company's obligation to pay Executive the Severance Payments or to provide any other benefit to Executive hereunder shall immediately cease: (i) upon Executive's breach of any of the provisions set forth in Section 3 below, or (ii) if Executive revokes or attempts to revoke the Release.

         (a) In lieu of any further salary payments to the Executive for periods after the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive

(other than any such benefit that may accrue under the Company's Stock Option
Plan), the Company shall pay to the Executive, in cash, as follows:

         (i) if the Executive's employment is terminated before the Executive has provided twelve (12) months of service to the Company and such termination is not due to a Change of Control (an "Early Termination"), then within thirty
(30) days after the first day of each of 2 consecutive six (6) month periods the first of which shall begin on the first of the month following the Date of Termination, for a total of twelve (12) months, an amount equal to the product of 1/2 of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based times a fraction, the numerator of which is equal to the number of months (not to exceed 12) in which the Executive was employed by the Company and the denominator of which is equal to twelve (12). In no event shall the total payments made under this Section 2.1(a)(i) be more than 100% of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based; or

         (ii) if the Executive's employment is terminated on or after the Executive has provided twelve (12) months of service to the Company and such termination is not due to a Change of Control (a "Later Termination"), then within thirty (30) days after the first day of each of four consecutive six month periods the first of which shall begin on the first of the month following the Date of Termination, for a total of twenty-four (24) months, an amount equal to 1/2 of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based. In no event shall the total payments made under this Section 2.1(a)(ii) be more than 200% of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based.

         (b) Notwithstanding any provision of any short-term incentive bonus arrangement applicable to the Executive, if any (the "Bonus Plan"), the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any bonus amount which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination but has not yet been paid, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent bonus awards to the Executive for all uncompleted periods under the Bonus Plan calculated as to each such award by assuming the achievement of the target performance level within the performance range established with respect to such award and basing such pro-rata portion upon the portion of the award period that has elapsed as of the Date of Termination.

         (c) For the one-year period starting on the Date of Termination (in the case of an Early Termination), or for the two-year period starting on the Date of Termination (in the case of a Later Termination), as the case may be, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits if such reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 2.1(c) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the above-referenced period. In addition, any such benefits actually received by the Executive shall be reported to the Company by the Executive.

     2.2.(a) Whether or not the Executive becomes entitled to the Severance Payments, if any of the Total Payments (as defined in subsection (b) below) will be subject to an excise tax under Section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 2.2, shall be equal to the excess of the Total Payments over the payment provided for by this
Section 2.2.

         (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by the Executive in connection with a Change of Control or the Executive's termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (the "Total Payments"), shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code), or are otherwise not subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, FICA taxes at the highest rate applicable with respect to wages in excess of the Social Security taxable wage base in effect for the year of payment, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or such other time as is hereinafter described), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment (or such other time as is hereinafter described), the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (or such other time as is hereinafter described) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or addition payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. If an Executive who remains in the employ of the Company becomes entitled to the payment provided for by this paragraph, such payment shall be made no later than the later of (i) the fifth day following the date on which the Executive notifies the Company that he is subject to the Excise Tax and (ii) twenty days prior to the date on which the Excise Tax is initially due.

         (d) The payments provided for in this Section 2.2 shall be made as soon as practicable prior to the date that Executive is obligated to pay the Excise tax; provided, however, that, if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including.

3.   The Executive's Covenants.

     3.1 Except as is necessary in the performance of Executive's duties as the President and Chief Executive Officer and a member of the Board of Directors of the Company, Executive shall not, without the prior written consent of the Company in its sole discretion, for any reason or for any purpose, during or after Executive's employment by the Company, either directly or indirectly, divulge to any third-party or use for his own direct or indirect benefit, any Company Information (as defined below) revealed to or obtained by Executive at any time during the course of his employment with the Company. "Company Information" generally means all of the Company's confidential, proprietary, business and technical information, trade secrets or other information or materials that have not been made available to the general public by the Company. Nothing contained herein shall restrict Executive from divulging or using for his own benefit or for any other purpose any Company Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Executive's breach of this Agreement.

     3.2. For the two year period starting on the Date of Termination, regardless of the reason for the termination, Executive shall not, directly or indirectly, and whether for Executive's own direct or indirect benefit or for the direct or indirect benefit of any third party:

         (a) perform any services that may be used in connection with developing, manufacturing or marketing a chemical entity or product that competes with the Company's business of the discovery, development, manufacture, marketing and sale of pharmaceuticals for the treatment of any disease that is or was the focus of any of the Company's research, development or commercialization programs that are described in or are incorporated by reference into the Company's most recent Form 10-K or most recent Form S-1 or S-3 filed with the Securities and Exchange Commission prior to the Date of Termination, or that are otherwise publicly announced by the Company after the filing of the foregoing Form 10-K, Form S-1 or Form S-3 and prior to the Date of Termination (the "Business"), provided that nothing in this Subsection shall prevent Executive, with the prior approval of a majority of the members of the Board of Directors of the Company, from serving on the Board of Directors of another entity that may otherwise be deemed to be in competition with the Business; or

         (b) solicit, call on, or otherwise deal in any way with any licensor, customer, vendor or contractor with whom the Company shall have dealt at any time during the period of Executive's employment by the Company, for a purpose which is competitive with the Business; or

         (c) employ, engage or retain, or arrange to have any other person or entity employ, engage or retain any person who is an employee, contractor, consultant or agent of the Company or shall have been employed, engaged or retained by the Company as an employee, contractor, consultant or agent at any time during the one (1) year period preceding the Date of Termination; additionally, Executive shall not, directly or indirectly, influence or attempt to influence any such person to terminate or modify his or her employment arrangement or engagement with the Company.

The Executive acknowledges that the Company would be irreparably injured by a violation of this Section 3, and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order or other equitable relief restraining the Executive from any actual or threatened breach of this
Section 3 without any bond or other security being required. Executive's obligation under this Section 3 shall survive any termination of the Company's obligation to make payments to Executive hereunder.

4.   Termination Procedures.

     4.1. During the term of this Agreement, any termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     4.2. "Date of Termination," with respect to any termination of the Executive's employment shall mean:

         (a) if the Executive's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period); and

         (b) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which, in the case of: (i) a termination by the Company, shall not be less than thirty (30) days after the date Notice of Termination is given (except in the case of a termination for Cause) and, (ii) a termination by the Executive, shall not be less than fifteen
(15) days nor more than sixty (60) days after the date such Notice of Termination is given.

5.  Successors; Binding Agreement.

         5.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change of Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         5.2. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

6. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United states registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

           To the Company:                     To the Executive:

           ViroPharma Incorporated             Michel de Rosen

           405 Eagleview Boulevard             407 Pugh Road
           Exton, PA 19341                     Wayne, PA 19087
           Attention:  General Counsel

7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed

8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

10. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

11. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     11.1 "Cause" means Executive's conviction of any felony, Executive's commission of any act of fraud or embezzlement, or Executive's unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries.

     11.2 "Change of Control" shall mean "Change of Control" as defined in the ViroPharma Incorporated Stock Option Plan.

     11.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to specific sections of the code shall include any successors thereto.

     11.4 "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

     11.5 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     11.6 "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in subsections (a), (d), or (e) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

         (a) the assignment by the Company to the Executive of any duties inconsistent with the Executive's status as Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities;

         (b) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company;

         (c) the relocation by the Company of its principal executive offices to a location more than 30 miles from the Company's principal offices on the date of this Agreement or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

         (d) the failure by the Company to pay to the Executive any portion of the Executive's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all executives of the Company and all executives of any Person in control of the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within thirty (30) days of the date such compensation is due;

         (e) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance medical, health and accident, or disability plans in which the Executive was participating immediately preceding such failure, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately preceding such failure, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance, with the Company's normal vacation policy in effect immediately preceding such failure.

     11.7 "Person" shall have the meaning given in section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


         IN WITNESS WHEREOF, this Agreement has been executed, as of the date first above written, on behalf of this Company by its duly authorized officer and by the Executive.

ATTEST:                                 VIROPHARMA INCORPORATED



/s/ Thomas F. Doyle                     By: /s/ Vincent J. Milano
--------------------------                  --------------------------------
Secretary                               Name: Vincent J. Milano
                                              ------------------------------
                                        Its: Vice President and Chief Financial
                                              Officer


                                        EXECUTIVE



                                        By: /s/ Michel de Rosen
                                            --------------------------------
                                            Michel de Rosen

                                   EXHIBIT A

                                    RELEASE
                                    -------

     In consideration for the above consideration and the promises contained in that certain Severance Agreement dated as of August 21, 2000 between you and ViroPharma Incorporated (the "Company"), the sufficiency of which are hereby acknowledged, you hereby agree of your own free will, to voluntarily waive, release and forever discharge the Company and its subsidiaries, affiliates, predecessors, officers, employees and directors of and from any and all actions, causes of actions, suits, grievances, claims, debts, charges, complaints, contracts (whether oral or written, express or implied from any source), claims for recall or reinstatement and promises, whatsoever, in law or equity, which you or your heirs, executors, administrators, successors and assigns, may have, or may have knowledge of, or may be charged with knowledge of, as of the date of this Agreement, for, upon, or by reason of any matter, cause or thing whatsoever, including, but not limited to, any and all matters arising out of your employment by the Company and the cessation of said employment, and including but not limited to, any violation of:

     (a) Title VII of the Civil Rights Act of 1964, as amended;

     (b) Sections 1981 through 1988 of Title 42 of the United States Code;

     (c) The Employee Retirement Income Security Act of 1974, as amended;

     (d) The Vocational Rehabilitation Act of 1973, as amended;

     (e) The Age Discrimination in Employment Act of 1967, as amended;

     (f) The Older Workers Benefit Protection Act of 1990, as amended;

     (g) The Americans with Disabilities Act of 1990, as amended;

     (h) The Pennsylvania Human Relations Act, 43 P.S. sections 951, et. seq.;
                                                                         ---

     (i) Any other federal, state or local labor, whistleblower, wage and hour or human rights law; and

     (j) Any other alleged violation of any local, state or federal law, regulation or ordinance and/or public policy, contract, tort or common law having any bearing whatsoever on the terms and conditions and/or cessation of your employment with the Company which you ever had, now has or may have as of the date of execution of this Agreement.

IN WITNESS WHEREOF, this Release has been executed, as of the date written below by the undersigned in favor of ViroPharma Incorporated.

EXECUTIVE:


---------------------
Michel de Rosen


ACCEPTED:

VIROPHARMA INCORPORATED



By:
   ------------------

Name:
     ----------------

Title:
      ---------------